As filed with the Securities and Exchange Commission on November 7, 2011
File No. 333-[      ]
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	98-0646235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Weena 737 3013AM Rotterdam The Netherlands 31 10 275 5500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Craig Glidden Weena 737 3013AM Rotterdam The Netherlands 31 10 275 5500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Amount to be Registered/Proposed Maximum Offering
Title of Each Class of	Price per Unit/Proposed Maximum
Securities to be Registered	Aggregate Offering Price/Amount of Registration Fee
Ordinary shares, par value €0.04 per share
Debt Securities	(1)
Warrants
Guarantees(2)
Units(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees, which will be paid in advance or on a pay-as-you-go basis.

(2)	We are also registering guarantees with respect to debt securities we may issue. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees. See inside facing page for information on the additional registrant guarantors.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
	Jurisdiction of	IRS Employer
	Incorporation	Identification
Exact Name of Registrant Guarantors(1)	of Formation	Number

Lyondell Chemical Company	Delaware	95-416-0558
LyondellBasell Finance Company	Delaware	75-3260806
LyondellBasell Acetyls, LLC	Delaware	27-1191233
Houston Refining LP	Delaware	76-0395303
LyondellBasell F&F Holdco, LLC	Delaware	27-1191320
LyondellBasell Acetyls Holdco, LLC	Delaware	27-1191133
Lyondell Refining I LLC	Delaware	45-3453391
Lyondell Refining Company LLC	Delaware	76-0321158
Lyondell Europe Holdings Inc.	Delaware	26-0547030
Lyondell Chimie France LLC	Delaware	23-1976967
Lyondell Chemical Technology, L.P.	Delaware	54-1613415
Lyondell Chemical Technology Management, Inc.	Delaware	23-2631289
Lyondell Chemical Technology 1 Inc.	Delaware	56-2561588
Lyondell Chemical Properties, L.P.	Delaware	23-2836105
Lyondell Chemical Overseas Services, Inc.	Delaware	95-4086869
Lyondell Chemical International Company	Delaware	51-0109803
Equistar Chemicals, LP	Delaware	76-0550481
Basell North America Inc.	Delaware	51-0272090
Equistar GP, LLC	Delaware	27-1190908
Equistar LP, LLC	Delaware	27-1191017

(1)	The address and telephone number for each registrant guarantor is 1221 McKinney, Suite 700, Houston, Texas 77010 and (713) 309-7200.

PROSPECTUS

LyondellBasell Industries N.V.

ORDINARY SHARES
DEBT SECURITIES
WARRANTS
GUARANTEES
UNITS

We or selling securityholders may from time to time offer to sell the securities listed above in one or more classes or series in amounts, at prices and on terms that will be determined at the time of the offering.

Each time we or a selling securityholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “LYB.”

You should consider carefully the risk factors included in our periodic reports filed with the SEC and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2011.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement or amendment. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.

We based the forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•	if we are unable to comply with the terms of our credit facilities and other financing arrangements, those obligations could be accelerated, which we may not be able to repay;

•	we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses;

•	our ability to implement business strategies may be negatively affected or restricted by, among other things, governmental regulations or policies;

•	the cost of raw materials represent a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil and natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers;

•	industry production capacities and operating rates may lead to periods of oversupply and low profitability;

•	uncertainties associated with worldwide economies create increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty exposure;

•	the negative outcome of any legal, tax and environmental proceedings may increase our costs;

•	we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•	we may face operating interruptions due to events beyond our control at any of our facilities, which would negatively impact our operating results, and because the Houston refinery is our only North American refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring significant capital expenditures;

•	we face significant competition due to the commodity nature of many of our products and may not be able to protect our market position or otherwise pass on cost increases to our customers;

•	we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments could negatively impact our competitive position; and

•	we are subject to the risks of doing business at a global level, including fluctuations in exchange rates, wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results.

Any of these factors, or a combination of these factors, could materially affect our future results of operations (including those of our joint ventures) and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of future performance, and our actual results and future developments (including those of our joint ventures) may differ materially from those projected in the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

All subsequent written and oral forward looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 regarding the securities. This prospectus does not contain all of the information found in the registration statement. For further information regarding LyondellBasell and the securities offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site on the Internet at http://www.sec.gov. LyondellBasell’s registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the following documents that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 18, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as filed with the SEC on May 6, 2011, August 15, 2011 (as amended by Amendment No. 1 filed on September 12, 2011) and November 1, 2011 respectively;

•	Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 25, 2011; and

•	Current Reports on Form 8-K filed with the SEC on April 1, 2011, May 10, 2011, May 18, 2011, June 8, 2011, June 22, 2011 (as amended by Amendment No. 1 filed August 15, 2011), October 3, 2011, October 11, 2011 and October 21, 2011 (2 Current Reports).

•	Description of our ordinary shares contained in Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 filed with the SEC on September 6, 2011 (File No. 333-170130).

The Annual Report contains important information about LyondellBasell, including its consolidated financial statements for the year ended December 31, 2010 and its financial condition and results of operations. Additionally, the proxy statement includes information about the company’s governance and its executive compensation.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyondellbasell.com:

LyondellBasell Industries N.V.
c/o Lyondell Chemical Company
1221 McKinney Street, Suite 700
Houston, Texas 77010
Attn: Secretary to the Supervisory Board
(713) 309-7200

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time up to an indeterminate dollar amount.

The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

•	ordinary shares;

•	debt securities;

•	warrants;

•	guarantees; and

•	units consisting of any of the securities listed above.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we or selling securityholders propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus (i) by means of a post-effective amendment to the registration statement of which this prospectus is a part; (ii) through filings we make with the SEC that are incorporated by reference into this prospectus; or (iii) by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY

LyondellBasell Industries N.V. is a public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.

LyondellBasell Industries N.V. is the world’s third largest independent chemical company based on revenues and an industry leader in many of our product lines. LyondellBasell Industries N.V. is a top worldwide producer of propylene oxide, polyethylene, ethylene and propylene and the world’s largest producer of polypropylene and polypropylene compounds. Additionally, LyondellBasell Industries N.V. is a leading provider of technology licenses and a supplier of catalysts for polyolefin production. LyondellBasell Industries N.V.’s refinery in Houston, Texas is among North America’s largest full conversion refineries capable of processing significant quantities of heavy, high-sulfur crude oil. LyondellBasell Industries N.V. participates in the full petrochemical value chain, from refining to specialized end uses of petrochemical products, and believes that its vertically integrated facilities, broad product portfolio, manufacturing flexibility, superior technology base and operational excellence allow us to extract value across the full value chain.

LyondellBasell Industries N.V.’s executive offices are located at Weena 737, 3013 AM Rotterdam, The Netherlands. LyondellBasell Industries N.V.’s telephone number is 31-10-713-62-59 and its internet address is www.lyondellbasell.com.

LyondellBasell Industries N.V. was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (“LyondellBasell AF”) after completion of proceedings under chapter 11 of title 11 of the United States Bankruptcy Code. LyondellBasell AF and 93 of its subsidiaries were debtors (the “Debtors”) in jointly administered bankruptcy cases in the United States Bankruptcy Court in the Southern District of New York (the “Banktupcy Cases”) . Other subsidiaries of LyondellBasell AF were not involved in the Bankruptcy Cases. On April 23, 2010, the Bankruptcy Court approved our Third Amended and Restated Plan of Reorganization and we emerged from bankruptcy on April 30, 2010 (the date of our emergence from bankruptcy being the “Emergence Date”).

Prior to the Emergence Date, LyondellBasell Industries N.V. had not conducted any business operations. Accordingly, unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as contained in this prospectus, reflect the actual historical consolidated results of operations and financial condition of LyondellBasell AF for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby or the adoption of “fresh-start” accounting. Thus, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to LyondellBasell Industries N.V. and its subsidiaries following the Emergence Date. When we use the terms “LyondellBasell Industries N.V.,” “we,” the “Company,” “us,” “our” or similar words in this prospectus, unless the context otherwise requires, we are referring to LyondellBasell Industries N.V. and its subsidiaries following emergence from the Bankruptcy Cases.

As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. References herein to “our” historical consolidated financial information (or data derived therefrom) should be read to refer to the historical financial information of LyondellBasell AF.

LyondellBasell Industries N.V. is the successor to the combination in December 2007 of Lyondell Chemical Company (“Lyondell Chemical”) and Basell AF S.C.A. (“Basell”), which created one of the world’s largest private petrochemical companies with significant worldwide scale and leading product positions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods:

	Successor			Predecessor
	Nine Months	May 1	May 1	January 1
	Ended	through	through	through	For the Year Ended
	September 30,	December 31,	September 30,	April 30,	December 31,	December 31,	December 31,	December 31,
	2011	2010	2010	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(a)	7.16x	3.71x	3.97x	10.47x	—	—	3.44x	2.55x

(a)	For the years 2009 and 2008, earnings were insufficient to cover fixed charges by $4,076 million and $8,131 million, respectively.

We computed our consolidated ratios of earnings to fixed charges by dividing earnings available for fixed charges by fixed charges. For this purpose, earnings available for fixed charges consists of earnings before income taxes, undistributed earnings from affiliated companies’ non-controlling interests, cumulative effect of accounting changes, and fixed charges, excluding capitalized interest. Fixed charges are interest, whether expensed or capitalized, amortization of debt expense and discount on premium relating to indebtedness, and such portion of rental expense that can be demonstrated to be representative of the interest factor in the particular case.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include the repayment or refinancing of indebtedness, capital expenditures, acquisitions, repurchases or redemptions of our securities and working capital requirements. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our ordinary shares, with a par value of four eurocents (€0.04) each, our Articles of Association and Dutch law. The full text of our current Articles of Association has been filed with the SEC and is available, in Dutch and English, at our registered office in Rotterdam during regular business hours and is also available, in English, on our website: www.lyondellbasell.com.

Ordinary Shares

Our authorized share capital is fifty-one million euro (€51,000,000), consisting of one billion two hundred seventy five million (1,275,000,000) ordinary shares, each with a par value of four eurocents (€0.04). As of October 28, 2011, there were 577,441,527 shares outstanding.

Voting and Approval Rights

Generally, each shareholder is entitled to one vote for each ordinary share held on every matter submitted to a vote of shareholders, including election of members of the Management Board and Supervisory Board. The Supervisory Board is divided into three classes of approximately equal size. The three classes have initial terms of one, two and three years, respectively, with subsequent terms of three years each. There are no cumulative voting rights. Accordingly, the holders of a majority of voting rights will have the power to elect all members of the Management Board and the Supervisory Board who are standing for election.

Unless otherwise required by our Articles of Association or Dutch law, matters submitted for a vote at a general meeting of shareholders require the approval of a majority of the votes cast at the general meeting. Pursuant to Dutch law and our Articles of Association, both the Supervisory Board and holders of our ordinary shares have the right to approve decisions of the Management Board relating to (i) the transfer of all or substantially all our enterprise by way of a share or asset sale, consolidation or merger or otherwise, (ii) the entering into or termination of a long-lasting commercial relationship that is of essential importance to our business and (iii) the acquisition or disposition of shares or assets with a value of at least one-third of our consolidated asset value.

There are no laws currently in effect in The Netherlands or provisions in our Articles of Association limiting the rights of non-resident investors to hold or vote ordinary shares.

Dividends and Distributions

Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine to allocate amounts to our reserves up to the amount of our annual profits. Out of our share premium reserve and other reserves available for shareholder distributions under Dutch law, the general meeting of shareholders may declare distributions after a proposal of the Management Board following approval from the Supervisory Board. We cannot pay dividends if the payment would reduce our shareholders’ equity below the aggregate par value of our outstanding ordinary shares, plus reserves (if any) required to be maintained by law. The Management Board, following approval from the Supervisory Board, may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders, in anticipation of the final dividend or final distribution. Rights to dividends and distributions that have not been collected within five years after the date on which they first became due and payable revert to us.

We paid a dividend of $0.10 per share in the second quarter of 2011 and a dividend of $0.20 per share in the third quarter of 2011. The payment of dividends or distributions in the future will be subject to the requirements of Dutch law and the discretion of our shareholders (in the case of annual dividends), our Management Board and Supervisory Board. The declaration of any future cash dividends and, if declared, the amount of any such dividends, will depend upon general business conditions, our financial condition, our earnings and cash flow, our capital requirements, financial covenants and other contractual restrictions on the payment of dividends or distributions. There can be no assurance that any dividends or distributions will be declared or paid in the future. Any future cash dividends or distributions will be paid in U.S. dollars.

Shareholder Meetings

Each shareholder and certain other parties designated under Dutch law will be permitted, either personally or through an attorney authorized in writing, to attend the general meeting of shareholders, to address said meetings and to exercise voting rights, subject to certain provisions of Dutch law and our Articles of Association.

Our general meetings of shareholders will be held in The Netherlands at least annually, within six months after the close of each financial year. Extraordinary general meetings of shareholders may be held as often as the Management Board and/or the Supervisory Board deems necessary, or as otherwise provided for pursuant to Dutch law. One or more shareholders representing in the aggregate at least 10% of the issued share capital can request the Supervisory Board to convene a general meeting of shareholders. In addition, each of Access Industries (“Access”) and Apollo Management (“Apollo”) (two of our shareholders), can require the Supervisory Board to convene a general meeting of shareholders for so long as it holds, together with its affiliates, at least 5% of the issued share capital. In each such case, the Supervisory Board is required to publish a convening notice for such a general meeting of shareholders within four weeks of receipt from such shareholders of (i) a specified agenda for such general meeting of shareholders and, (ii) in the sole discretion of the Supervisory Board, compelling evidence of the number of shares held by such shareholder or shareholders. If such meeting is not held within six weeks of our receipt of such request, the shareholders requesting a meeting may petition a court in The Netherlands for an order directing the holding of such meeting; the court may order the holding of such a meeting if the persons requesting the meeting can demonstrate that they have a sufficient interest in holding a meeting with the agenda requested by them.

One or more shareholders representing solely or jointly at least 1% of the issued share capital or, as long as our shares are admitted to trading on the NYSE, shareholders whose shares represent a value of €50,000,000.00 or more, can request the Supervisory Board to place a matter on the agenda, provided that the Supervisory Board has received such request at least 60 days prior to the date of the general meeting of shareholders concerned.

Election and Tenure of Directors

The members of our Management Board are charged with managing our day-to-day affairs. The members of our Supervisory Board are charged with the supervision of the policy of the Management Board and of our general course of affairs.

The Supervisory Board shall determine the size of the Management Board, provided that the Management Board shall consist of at least one member. The Supervisory Board shall determine the size of the Supervisory Board; provided that the Supervisory Board shall consist of at least nine members and shall not have more than eleven members unless required in order to comply with (i) our Articles of Association, (ii) the terms of any binding nomination agreement and (iii) applicable law or regulation, including the NYSE listing standards.

Following the appointment of our initial Supervisory Board and Management Board, the general meeting of shareholders will appoint the member(s) of the Management Board upon the nomination of the Supervisory Board and, subject to the terms of any binding nomination agreements, the members of the Supervisory Board; provided that the Supervisory Board itself shall be entitled to appoint up to one-third of the members of the Supervisory Board in accordance with Dutch law, which appointments shall terminate on the date of the next following general meeting of shareholders.

We entered into a binding nomination agreement with affiliates of each of Access Industries and Apollo Management pursuant to which we agreed that (i) if it, together with its affiliates, owns 18% or more of our outstanding ordinary shares, it will have the right to nominate three members of the Supervisory Board; (ii) if it, together with its affiliates, owns at least 12% but less than 18% of our outstanding ordinary shares, it will have the right to nominate two members of the Supervisory Board; and (iii) if it, together with its affiliates, owns at least 5% but less than 12% of our outstanding ordinary shares, it will have the right to nominate one member of the Supervisory Board. The general meeting of shareholders may render such nomination non-binding by means of a resolution adopted by at least two-thirds of the valid votes cast, representing more than half of the issued capital. Currently, five of the members of our Supervisory Board were nominated in accordance with these agreements.

The general meeting of shareholders may dismiss, or suspend for a period of up to 3 months, a member of the Management Board or the Supervisory Board by a resolution adopted by at least two-thirds of the votes cast in a meeting where at least half of the issued share capital is represented. If the general meeting of shareholders has suspended a member of the Management Board or the Supervisory Board, the general meeting of shareholders shall within three months after the suspension has taken effect resolve either to dismiss such relevant member, or to terminate or continue the suspension, failing which the suspension shall lapse.

The Supervisory Board is divided into three classes, Class 1, Class 2 and Class 3. Class 1 members served a one-year initial term and stood for election at the 2011 Annual General Meeting, Class 2 members will serve a two-year initial term and stand for election at the annual meeting in 2012 and Class 3 members will serve a three-year initial term and stand for election at the annual meeting in 2013. Thereafter, unless the general meeting of shareholders, on the proposal of the Supervisory Board, determines that a member of the Supervisory Board shall be appointed for a longer period, a member of the Supervisory Board will be appointed for a maximum period of three years. There is no limit to the number of times a member of the Supervisory Board can be reappointed. The term of the initial Management Board will be five years; thereafter, a member will be appointed for a maximum period of four years. There is no limit to the number of times a member of the Management Board can be reappointed.

Subject to our Articles of Association, the Management Board and Supervisory Board may adopt rules and regulations governing the internal proceedings of each such constituency, including rules relating to voting on nominations of directors, board composition and governance.

Issuance of Ordinary Shares/Pre-emptive Rights

Our Articles of Association provide that our Supervisory Board has the authority to issue shares within the limits of up to twenty percent of our authorized share capital from time to time, for a period ending April 30, 2015. The designation of the Supervisory Board as being the body competent to issue shares may, by our Articles of Association or by a resolution of the general meeting of shareholders, be extended each time for a period not exceeding five years.

Under Dutch law and our Articles of Association, every holder of ordinary shares will have a preemptive right in the proportion that the aggregate amount of his ordinary shares bears to the total amount of shares outstanding. The preemptive right may be restricted or excluded by a resolution of the Supervisory Board for so long as the Supervisory Board is the competent body to issue shares. A holder of ordinary shares will not have a preemptive right to shares which are being issued against contribution other than in cash, to ordinary shares which will be issued to our employees or employees of one of our group companies and to ordinary shares which will be issued as a result of merger or demerger.

Repurchase of Ordinary Shares

The shareholders may delegate to the Management Board the authority, subject to certain restrictions contained in Dutch law and our Articles of Association, to cause us to acquire, for consideration, our own fully paid ordinary shares. Such authorization may not be granted for more than 18 months. In the authorization, the general meeting of shareholders shall determine how many shares thereof may be acquired, the manner in which they may be acquired and between what limits the price for such ordinary shares shall be.

The authorization will not be required for the acquisition of ordinary shares by us in order to transfer these to our employees in accordance with an employee share plan.

Subject to certain exceptions set forth in our Articles of Association, even with the authorization by the general meeting of the shareholders, the Management Board may only acquire our ordinary shares if it acquires shares pro rata on the same terms including price per share.

Capital Reduction

Upon proposal by the Management Board, following approval from the Supervisory Board, the general meeting of shareholders may reduce our issued share capital by cancellation of ordinary shares held by us, subject to certain statutory provisions. However, if less than one half of the issued share capital is present at the meeting, the general meeting of shareholders may only adopt a resolution for capital reduction with a majority of at least two-thirds of the votes cast.

Amendment of Our Articles of Association

Our Articles of Association may be amended, on the proposal of the Management Board which has been approved by the Supervisory Board, by a majority of the votes cast at a general meeting of shareholders; provided that such proposal is stated in the notice for the general meeting and a complete copy of the proposed amendment is filed at our office so that it may be inspected prior to and during the meeting.

Description of Certain Provisions of Dutch Law

Dutch law provides certain obligations on companies that are domiciled in The Netherlands and whose shares are admitted to trading on a “regulated market,” as well as on certain shareholders of such company. It is possible that the NYSE may qualify as a regulated market. If it is determined that the NYSE is a regulated marked under the provisions of Dutch law, the following statutory obligations will apply to us and certain of our shareholders.

Disclosure of Information

Yearly and Half-Yearly Information — As a result of the implementation of the EU Directive 2004/109 of 15 December 2004, if the NYSE is deemed a regulated market, we would be required to make our annual financial report available to the public ultimately four months after the end of each financial year file the annual financial report with the Dutch Authority for the Financial Markets (the “AFM”) within five days after it has been adopted by our general meeting of shareholders. The annual financial information consists of the audited annual accounts, the annual report, a description of the main risks and uncertainties facing us and a statement by persons within LyondellBasell Industries N.V. designated by the latter as the “responsible persons,” indicating (i) that the annual accounts give a fair view of the assets and financial position of LyondellBasell Industries N.V. and, in the case of consolidated accounts, of the enterprises included in the consolidation and (ii) that the annual report gives a fair view of LyondellBasell Industries N.V.’s condition on the balance sheet date, the development of LyondellBasell Industries N.V. and its affiliated companies during the previous financial year and all material risks to which LyondellBasell Industries N.V. is exposed.

We would also need to publish our half-yearly information within two months after the end of the first six months of our financial year. Both the annual and half-yearly financial information must remain publicly available for at least five years.

Interim Management Statements — In addition, we would need to publish an interim management statement in both the first and second half of our financial year at least ten weeks after the start, and no more than six weeks before the end, of the relevant half-year period or alternatively would need to publish quarterly financial statements. These interim management statements should include (i) an explanation of material events and transactions affecting LyondellBasell Industries N.V., the undertakings controlled by it and the consequences thereof for the financial position of LyondellBasell Industries N.V. and the undertakings controlled by LyondellBasell Industries N.V.; and (ii) a general description of the financial position of LyondellBasell Industries N.V. and the undertakings controlled by it.

Changes in the Rights Attached to Our Securities — We would need to make public immediately any changes in the rights attached to our securities (including changes in statutory rights) or to the rights to acquire our securities and send the AFM a copy of such publications.

Mandatory Offer Rules

The Dutch Financial Supervision Act (the “FSA”) and the decrees and regulations promulgated thereunder contain provisions regarding the making of a mandatory public offer. These provisions, the basics of which are outlined below, would be applicable to us if the NYSE is deemed a regulated market.

The mandatory offer rules require any person who, solely or acting in concert with others, directly or indirectly, acquires predominant control over a Dutch public limited liability company whose shares are admitted to trading on a regulated market, to make a public offer for all shares issued by that company at an equitable price. Predominant control is defined in the FSA as 30% or more of the voting rights in a company’s general meeting of shareholders, generally acquired through 30% of that company’s issued and outstanding shares. A person or group of concert parties that had a controlling interest at the time of the listing of our ordinary shares on the NYSE will be exempt from the obligation to make a mandatory public offer. However, the obligation to make a public offer will apply to such shareholder or group of concert parties if its voting rights decrease below 30% and then again increase to 30% or more. The obligation to make a public offer will expire if the voting rights of the relevant person or group of concert parties decrease below the 30% threshold, either by disposal of shares or otherwise, within 30 days after acquiring control and provided that this shareholder or group of shareholders has not exercised any voting rights on our ordinary shares in this period.

Disclosure of Significant Ownership of Ordinary Shares

If the NYSE is deemed a regulated market, certain of our shareholders may be subject to notification obligations under the FSA. The following description summarizes those obligations. Shareholders are advised to consult with their own legal advisers to determine whether the notification obligations apply to them.

The most important notification requirements for our investors based on the FSA are as follows:

•	any person who, directly or indirectly, acquires or disposes of a capital interest or voting rights in LyondellBasell Industries N.V. must forthwith give written notice to the AFM of such capital interest and/or voting rights. This notification obligation will exist if an acquisition or disposal causes the total percentage of the capital interest and/or voting rights held, to reach, exceed or fall below a certain threshold. These thresholds are 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%;

•	any person whose capital interest or voting rights in LyondellBasell Industries N.V. reaches, exceeds or falls below a threshold due to a change in our outstanding capital or in votes that can be cast on our ordinary shares as notified to the AFM by us, should notify the AFM no later than the fourth trading day after the AFM has published our notification; and

•	any person whose holding of shares or voting rights in LyondellBasell Industries N.V. is larger than or equal to 5% as of December 31 of any year will be required to notify the AFM of any changes in the composition of this interest annually within four weeks from December 31.

For the purpose of calculating the percentage of capital interest of voting rights, the following interests must be taken into account: (i) shares directly held (or acquired or disposed of) by any person, (ii) shares held (or acquired or disposed of) by such person’s subsidiaries or by a third party for such person’s account or by a third party with whom such person has concluded an oral or written voting agreement and (iii) shares which such person, or any subsidiary or third party referred to above, may acquire pursuant to any option or other right held by such person (or acquired or disposed of including, but not limited to, on the basis of convertible bonds). Pursuant to the FSA, LyondellBasell Industries N.V. is required to inform the AFM on changes in its share capital.

U.S. Federal Income Tax Considerations

Considerations Under Section 7874

Although we are incorporated in The Netherlands, the IRS may assert that we should be treated as a U.S. corporation and, therefore, a U.S. tax resident for U.S. federal income tax purposes under U.S. Tax Code section 7874 which could result in significant U.S. federal income tax liability to us. Alternatively, the IRS may assert that our U.S. subsidiaries are subject to tax on their inversion gain.

If, in connection with the Bankruptcy Cases, the former creditors and shareholders of our top U.S. holding company and its direct and indirect subsidiaries (our “U.S. Group”) received at least 80% of our stock by reason of holding claims against, and interests in, the U.S. Group and if our expanded affiliated group did not have substantial business activities in The Netherlands, U.S. Tax Code section 7874 would treat us as a U.S. corporation. Alternatively, we would be treated as a foreign corporation for U.S. federal income taxes, but U.S. tax would be imposed on our U.S. subsidiaries’ inversion gain if, in connection with the Bankruptcy Cases, the former creditors and shareholders of our U.S. Group received at least 60%, but less than 80%, of our stock issued in connection with the Bankruptcy Cases by reason of holding such claims or interests and if our expanded affiliated group did not have substantial business activities in The Netherlands. The 80% and 60% calculations are subject to certain adjustments.

We believe that our shares issued or deemed issued in connection with the Bankruptcy Cases that was attributable to the value of our foreign companies that are not directly or indirectly owned by our U.S. Group exceeds 40% of all our stock issued to creditors and shareholders of our U.S. Group. Therefore, we believe that the former creditors and shareholders of our U.S. Group did not receive at least 60% of our stock by reason of such claims and interests, making U.S. Tax Code section 7874 inapplicable to us. In addition, we believe that strong arguments can be made that section 7874 should not apply to us because the expanded affiliated group that includes us should be treated as having substantial business activities in The Netherlands. However, no assurance can be given that the IRS would not take a contrary position regarding section 7874’s application or that such position, if asserted, would not be sustained. The remainder of the discussion below assumes that section 7874 will not apply to us.

Taxation of Distributions on Our Ordinary Shares

We paid a dividend of $0.10 per share in the second quarter of 2011 and a dividend of $0.20 per share in the third quarter of 2011. U.S. holders of our ordinary shares will generally be taxed with respect to such dividends.

Subject to limitations, Dutch withholding tax (which, together with the income tax treaty between The Netherlands and the United States, is discussed under “— Dutch Tax Considerations” below) will be treated for U.S. tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. holder. We expect that the ability of U.S. holders to claim the foreign tax credit with respect to our dividends may be subject to significant limitations. In lieu of claiming a credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year.

Dispositions of Our Ordinary Shares

Subject to the discussion below regarding controlled foreign corporations and the passive foreign investment company rules, U.S. holders of our ordinary shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our ordinary shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for our ordinary shares exceeds one year. Under current law, long-term capital gain of non-corporate shareholders is subject to tax at a maximum rate of 15% plus the 3.8% Unearned Income Medicare Contribution tax in taxable years beginning after December 31, 2012, to the extent applicable. There are limitations on the deductibility of capital losses.

Controlled Foreign Corporation Considerations

Each “10% U.S. shareholder” of a foreign corporation, such as us, that is a controlled foreign corporation (“CFC”) for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC’s taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” and in some cases certain other income, even if such income is not distributed. A foreign corporation is considered a CFC if 10% U.S. shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the U.S. Tax Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation on any day during the taxable year of such corporation. The calculations of percentage ownership for purposes of determining whether a shareholder is a 10% U.S. shareholder and for purposes of determining a shareholder’s pro rata share of any subpart F income and certain other income are not the same. In addition, if we were a CFC at any time, certain gain on the disposition of our ordinary shares by a present or former 10% U.S. shareholder may be subject to treatment as a dividend from us and any 10% U.S. shareholders may be subject to additional reporting requirements.

Passive Foreign Investment Company Considerations

The treatment of U.S. holders of our ordinary shares in some cases could be materially different from that described above if, at any relevant time, we were a passive foreign investment company (a “PFIC”), unless such holder is a 10% U.S. shareholder and we are a CFC. We believe that we have not been a PFIC in any prior taxable year, and we do not expect to be a PFIC in the current taxable year. In addition, we believe that we will not be a PFIC in future years. However, the tests for determining PFIC status are applied annually, and it is difficult accurately to predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that we will not become a PFIC.

Dutch Tax Considerations

We are a public company with limited liability (naamloze vennootschap) incorporated under Dutch law. In general, and unless a reduced rate applies, we must withhold tax at the rate of 15% on dividend distributions with respect to our ordinary shares. Dividends include, without limitation:

•	distributions of profits (including paid-in capital not recognized for dividend tax purposes) in cash or in kind, including deemed and constructive dividends;

•	liquidation distributions and, generally, proceeds realized upon a repurchase of our ordinary shares or upon the transfer of ordinary shares to our direct or indirect subsidiary, in excess of the average paid-in capital recognized for dividend tax purposes;

•	the par value of ordinary shares issued or any increase in the par value of ordinary shares, except where such increase in the par value of ordinary shares is funded out of our paid-in capital recognized for dividend tax purposes; and

•	repayments of paid-in capital recognized for dividend tax purposes up to the amount of our profits (zuivere winst) unless our general meeting of shareholders has resolved in advance that we shall make such repayments and the par value of the ordinary shares concerned has been reduced by a corresponding amount through an amendment of our articles of association.

A holder of ordinary shares which is, is deemed to be, or, in case the holder is an individual, has elected to be treated as, resident in The Netherlands for the relevant tax purposes is generally entitled to credit the dividend tax withheld against such holder’s tax liability on income and capital gains or, in certain cases, to apply for a full refund of the dividend tax withheld.

A holder of ordinary shares which is not, is not deemed to be, and, in case the holder is an individual, has not elected to be treated as, resident in The Netherlands for the relevant tax purposes may be eligible for a partial or full exemption or refund of the dividend tax under an income tax convention in effect between The Netherlands and the holder’s country of residence or under the Dutch rules relating to the implementation of the Parent / Subsidiary Directive as the case may be. Moreover, residents benefitting from the participation exemption with respect to our ordinary shares may be eligible for a full exemption of dividend tax.

Under the double taxation convention in effect between The Netherlands and the U.S. (the “Treaty”), dividends paid by us to certain U.S. corporate shareholders holding directly at least 10% of the voting power in our company are generally eligible for a reduction of the 15% withholding tax to 5%, unless the ordinary shares held by such shareholders are attributable to a business or part of a business that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands. Under certain circumstances and subject to various conditions, the Treaty provides for a full exemption from dividend tax. Dividends received by exempt pension organizations and exempt organizations, as defined in the Treaty, may also be entitled to a full exemption or refund from dividend tax.

A holder of ordinary shares other than an individual will not be eligible for the benefits of the Treaty if such holder of ordinary shares does not satisfy one or more of the tests set forth in the limitation on benefits provisions of Article 26 of the Treaty. Moreover, under the terms of domestic anti-dividend stripping rules, a recipient of dividends distributed on our ordinary shares will not be entitled to an exemption from, reduction, refund, or credit of dividend tax if the recipient is not the beneficial owner of such dividends within the meaning of such rules.

Generally, any payments of interest and principal by us on debt can be made free of withholding or deduction for any taxes imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

The issuance or transfer of ordinary shares, and payments made with respect to ordinary shares, will not be subject to value added tax in The Netherlands. The subscription, issue, placement, allotment, delivery, transfer or execution of ordinary shares will not be subject to registration tax, capital tax, customs duty, transfer tax, stamp duty, or any other similar tax or duty in The Netherlands.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, the indenture, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	whether and under what circumstances additional amounts on the debt securities shall be payable;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment;

•	authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities; whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the debt securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional debt securities will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of debt securities, and will vote together as one class on all matters with respect to such series of debt securities. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office designated by us, without the payment of any service charge, other than any tax or other governmental charge.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

“Event of Default,” when used in the indenture, means any of the following:

•	default for 30 days in the payment of any interest on or any additional amounts when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default for 30 days in the payment of any sinking fund installment when due;

•	default in the performance, or breach, of any other covenant or agreement in the indenture continuing for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the indenture or officers’ certificate.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all covenants under the indenture. The indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities or any additional amounts or any sinking fund payment with respect thereto, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists (other than an event of default because of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default because of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification

We and the trustee may amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the percentage of the holders of outstanding debt securities necessary to amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults;

•	reduce the rate of or change the time for payment of interest, including default interest, on any outstanding debt security;

•	reduce the principal of, any premium on or any mandatory sinking payment with respect to, or change the stated maturity of, any outstanding debt security or reduce the amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	reduce the premium, if any, payable upon the redemption of any outstanding debt security or change the time at which any outstanding debt security may or shall be redeemed;

•	change any obligation of us to pay additional amounts with respect to any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on or any additional amounts with respect to any outstanding debt security is denominated or payable;

•	impair your right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any additional amounts with respect to any outstanding debt security after the stated maturity or redemption date;

•	modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants; or

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security.

We and the trustee may amend the indenture without the consent of the holders of the debt securities in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger or consolidation or asset sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or any additional obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to add covenants that would benefit the holders of all or any series of debt securities or to surrender any rights or powers we have under the indenture;

•	to add events of default with respect to all or any series of debt securities;

•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•	to establish the form or terms of debt securities of any series as permitted under the indenture;

•	to supplement the indenture to permit defeasance or discharge of any series of debt securities that does not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect; or

•	to provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to modify the indenture as would be necessary to provide for the administration of the trusts by more than one trustee, pursuant to the requirements of the indenture.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or any default in respect of provision that under the indenture may not be amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

Merger, Consolidation and Sale of Assets

We will not consolidate with or merge into any other entity, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all our assets to another entity in one transaction or a series of related transactions, and no entity may consolidate with or merge into us, unless:

•	we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is either (i) a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or (ii) a public limited liability company organized under the laws of The Netherlands and, in each case, expressly assumes our obligations relating to the debt securities;

•	immediately after such consolidation, merger, sale or lease, no default or event of default shall have occurred and be continuing or would result therefrom; and

•	other conditions described in the indenture are met.

Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of the debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “legal defeasance” and under the second procedure is called “covenant defeasance.”

Legal defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or government obligations or a combination thereof, as trust funds in an amount sufficient to pay each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

•	no event of default under the indenture has occurred and is continuing on the date of such deposit; and

•	we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of such defeasance and (ii) will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of a legal defeasance, this opinion must confirm that either (i) we have received a ruling to that effect from or published by the Internal Revenue Service or (ii) since the date of the indenture there has been a change in the applicable U.S. federal income tax law.

Governing Law

The indenture and the debt securities shall be governed by the laws of the State of New York. The indenture provides that, to the fullest extent permitted by law, the parties to the indenture and each holder of debt securities waives their rights to a jury trial with respect to litigation arising out of or in connection with the indenture.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF GUARANTEES

Certain of our subsidiaries may fully and unconditionally guarantee our payment obligations under any series of debt securities. If a series of debt securities is so guaranteed, such guarantors will execute separate guarantee agreements or a supplemental indenture as further evidence of the guarantees. We will provide the specific terms of any guarantee in the prospectus supplement.

The obligations of each guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of such guarantor under such guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which a guarantor may be released and discharged from its guarantee will be set forth in the prospectus supplement.

If a series of debt securities is guaranteed by and is designated as subordinate to our senior indebtedness, then those guarantees will be subordinated to the senior indebtedness of the applicable guarantor on substantially the same extent as the series is subordinated to our senior indebtedness.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We or any selling securityholder may sell the securities:

•	through agents,

•	to or through underwriters,

•	through broker-dealers (acting as agent or principal),

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

•	through a combination of any such methods of sale,

•	through any other methods described in a prospectus supplement

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of (i) the Predecessor of LyondellBasell Industries N.V. and (ii) LyondellBasell Industries N.V. incorporated in this prospectus by reference to LyondellBasell Industries N.V.’s Current Report on Form 8-K/A filed August 15, 2011 have been so incorporated in reliance on the reports (which contain an explanatory paragraph relating to LyondellBasell Industries N.V.’s emergence from bankruptcy and adoption of fresh start accounting as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered. We will pay all these expenses.

	Amount to
	be Paid

SEC Registration Fee	$	*
Printing Fees and Expenses		(1)
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Blue Sky Fees and Expenses		(1)
Transfer Agent and Registrar Fees		(1)
Rating Agency Fees and Expenses		(1)
Miscellaneous		(1)

Total		$(1)

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the ordinary shares being offered hereby will be included in the applicable prospectus supplement.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Assumed Indemnification Obligations

LyondellBasell Industries N.V. assumed certain indemnification obligations for any person who served as a director or officer of any of the Debtors in the Bankruptcy Cases during the period beginning January 6, 2009, subject to certain exceptions. All of our current executive officers and most of our officers will be indemnified pursuant to this assumption under the Plan of Reorganization. Furthermore, pursuant to the Plan of Reorganization, to the extent that indemnification claims relate to acts or omissions prior to the commencement of the Bankruptcy Cases, any individual covered by the assumed indemnification obligations must first demonstrate that he or she has taken all reasonable actions to obtain payment under any applicable insurance policies, and that the insurers under the policies have disclaimed coverage or have informed such individual that the available limits of liability under the applicable policies have been exhausted. We will only be required to make a payment under the assumed indemnification obligations after the insurance policy has been exhausted or is not otherwise available. With respect to acts or omissions after the commencement of the Bankruptcy Cases and prior to the Emergence Date, an insurance policy took effect on December 20, 2007 which covers such acts or omissions.

Indemnification Arrangements

Article 26 of Chapter XI of the Articles of Association of LyondellBasell Industries N.V. contains mandatory indemnification provisions for its current and former directors and officers, as well as directors and officers of its direct or indirect subsidiaries, including Lyondell Chemical Company and the other subsidiary guarantors, as described generally below.

We are obligated to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he (or a person or entity for whom he) is or was a member of our Management Board or a member of our Supervisory Board or is or was serving at our request as a director, officer, employee or agent of another company or a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans. Our indemnification obligation applies to all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred, except that our indemnification does not apply in respect of any claim, issue or matter as to which the person is adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to us, unless and only to the extent that the court in which such action suit or proceeding was brought or any other court having appropriate jurisdiction determines otherwise.

Expenses (including attorneys’ fees) incurred in defending a proceeding may be paid by us in advance of the final disposition of such proceeding upon a resolution of our Management Board which will have been approved by our Supervisory Board with respect to the specific case upon receipt of an undertaking by or on behalf of the member of our Management Board, member of our Supervisory Board, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by us.

We have entered into indemnification agreements with our current directors and will enter into similar agreements with executive officers and certain officers and employees of LyondellBasell Industries N.V. We believe that these indemnification agreements are necessary to attract and retain qualified persons as our directors and executive officers and as officers and employees of LyondellBasell Industries N.V. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain directors’ and officers’ liability insurance coverage.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article VII of Lyondell Chemical Company’s Amended and Restated Certificate of Incorporation and Section 5.11 of Lyondell Chemical Company’s Amended and Restated By-Laws provide for indemnification to the fullest extent permitted by the DGCL.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of its directors or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Lyondell Chemical Company’s Amended and Restated Certificate of Incorporation provides that no director of Lyondell Chemical Company shall be personally liable to Lyondell Chemical Company or its shareholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index following the signature page which is incorporated by reference.

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on November 7, 2011.

LYONDELLBASELL INDUSTRIES N.V.

/s/  James L. Gallogly
Name:     James L. Gallogly

Title:	Sole Member of the Management Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Chief Executive Officer and Sole Member of the Management Board (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2011

/s/ Wendy Johnson Wendy Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2011

/s/ Jacques Aigrain Jacques Aigrain	Director	November 7, 2011

/s/ Jagjeet S. Bindra Jagjeet S. Bindra	Director	November 7, 2011

Signature	Title	Date

/s/ Robin Buchanan Robin Buchanan	Director	November 7, 2011

/s/ Milton Carroll Milton Carroll	Director	November 7, 2011

/s/ Stephen F. Cooper Stephen F. Cooper	Director	November 7, 2011

/s/ Robert G. Gwin Robert G. Gwin	Director	November 7, 2011

/s/ Joshua J. Harris Joshua J. Harris	Director	November 7, 2011

/s/ Scott M. Kleinman Scott M. Kleinman	Director	November 7, 2011

/s/ Marvin O. Schlanger Marvin O. Schlanger	Chairman of the Supervisory Board and Director	November 7, 2011

/s/ Bruce A. Smith Bruce A. Smith	Director	November 7, 2011

/s/ Rudy M.J. van der Meer Rudy M.J. van der Meer	Director	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHEMICAL COMPANY

/s/  James L. Gallogly
Name:     James L. Gallogly

Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELLBASELL FINANCE COMPANY

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELLBASELL ACETYLS, LLC

By:	LyondellBasell Acetyls Holdco, LLC, its Sole Member

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

HOUSTON REFINING LP

By:	Lyondell Refining Company LLC, its General Partner

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELLBASELL F&F HOLDCO, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELLBASELL ACETYLS HOLDCO, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL REFINING I LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL REFINING COMPANY, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL EUROPE HOLDINGS INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHIMIE FRANCE LLC

By:	Lyondell Europe Holdings Inc., its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHEMICAL TECHNOLOGY, L.P.

By:	Lyondell Chemical Technology Management, Inc., its General Partner

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

/s/ Debra Beran Debra Beran	Director	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

/s/ Debra Beran Debra Beran	Director	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHEMICAL TECHNOLOGY 1 INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

/s/ Debra Beran Debra Beran	Director	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHEMICAL PROPERTIES, L.P.

By:	Lyondell Chemical Technology Management, Inc., its General Partner

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

/s/ Debra Beran Debra Beran	Director	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHEMICAL OVERSEAS SERVICES, INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

LYONDELL CHEMICAL INTERNATIONAL COMPANY

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

EQUISTAR CHEMICALS, LP

By:	Equistar GP, LLC, its General Partner

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

BASELL NORTH AMERICA INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

EQUISTAR GP, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2011.

EQUISTAR LP, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2011

/s/ Karyn F. Ovelmen Karyn F. Ovelmen	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	November 7, 2011

EXHIBIT INDEX*

Exhibit
Number	Description

2.1	Third Amended and Restated Joint Chapter 11 Plan of Reorganization for the LyondellBasell Debtors, dated as of March 12, 2010 (incorporated by reference to Exhibit 2.1 to Form 10 dated April 28, 2010)
3.1	Amended and Restated Articles of Association of LyondellBasell Industries N.V., dated as of May 27, 2011. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-175077) as filed on June 22, 2011)
3.2	Rules for the Supervisory Board of LyondellBasell Industries N.V. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Form 10 dated July 26, 2010)
3.3	Rules for the Management Board of LyondellBasell Industries N.V. (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.1	Specimen certificate for Class A ordinary shares, par value €0.04 per share, of LyondellBasell Industries N.V. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.2	Nomination Agreement between LeverageSource (Delaware), LLC and LyondellBasell Industries N.V., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.3	Registration Rights Agreement by and among LyondellBasell Industries N.V and the Holders (as defined therein), dated as of April 30, 2010 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-175136) as filed on June 24, 2011)
4.4	Nomination Agreement between AI International Chemicals S.à.r.l. and LyondellBasell Industries N.V., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.5	Registration Rights Agreement by and among LyondellBasell Industries N.V., Banc of America Securities LLC and UBS Securities LLC, dated as of April 8, 2010 (incorporated by reference to Exhibit 4.4 to Form 10 dated April 28, 2010)
4.6	Registration Rights Agreement by and among LyondellBasell Industries N.V. and the Holders (as defined therein), dated as of April 30, 2010 (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.7	Amended and Restated Indenture relating to 8% Senior Secured Notes due 2017 between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Wilmington Trust FSB, dated as of April 30, 2010 (incorporated by reference to Exhibit 4.8 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.8	Security Agreement relating to 8% Senior Secured Notes due 2017 dated as of April 30, 2010 among Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.9	Indenture relating to 11% Senior Secured Notes due 2018 by and among LyondellBasell Industries N.V., Lyondell Chemical Company and Wells Fargo, N.A., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.10	Security Agreement relating to 11% Senior Secured Notes due 2018 by and among LyondellBasell Industries N.V., Lyondell Chemical Company and Wells Fargo, N.A., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.11 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.11	Warrant Agreement by and among LyondellBasell Industries N.V. and Computershare Inc. and Computershare Trust Company, N.A., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.12 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.1	Employment agreement by and among James L. Gallogly, Lyondell Chemical Company and LyondellBasell AFGP, dated as of May 14, 2009 (incorporated by reference to Exhibit 10.1 to Form 10 dated April 28, 2010)
10.2	Compensation terms of C. Kent Potter (incorporated by reference to Exhibit 10.2 to Form 10 dated April 28, 2010)
10.3	Transition Agreement dated October 10, 2011 between C. Kent Potter and Lyondell Chemical Company (incorporated by reference to Exhibit 10.1 to Form 8-K dated October 11, 2011)
10.4	Letter Agreement dated October 7, 2011 between Karyn F. Ovelmen and Lyondell Chemical Company (incorporated by reference to Exhibit 10.2 to Form 8-K dated October 11, 2011)

Exhibit
Number	Description

10.5	Employment agreement by and among Craig B. Glidden, Lyondell Chemical Company and LyondellBasell AFGP, dated as of August 5, 2009 (incorporated by reference to Exhibit 10.3 to Form 10 dated April 28, 2010)
10.6	Employment agreement by and among Kevin Brown, Lyondell Chemical Company and LyondellBasell AFGP, dated as of March 19, 2010 (incorporated by reference to Exhibit 10.4 to Form 10 dated April 28, 2010)
10.7	Employment agreement by and among Bhavesh V. Patel, Lyondell Chemical Company and LyondellBasell AFGP, dated as of March 19, 2010 (incorporated by reference to Exhibit 10.5 to Form 10 dated April 28, 2010)
10.8	LyondellBasell Industries N.V. Short-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.9	LyondellBasell Industries N.V. Medium Term Incentive Plan (incorporated by reference to Exhibit 10.12 to Form 10 dated April 28, 2010)
10.10	LyondellBasell Industries N.V. 2010 Long-Term Incentive Plan. (incorporated by reference to Exhibit 10.13 to Form 10 dated April 28, 2010)
10.11	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.12	Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.13	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.14	Form of Stock Appreciation Right Award Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.15	Senior Secured Term Loan Credit Agreement by and between Lyondell Chemical Company, LBI Escrow Corporation, LyondellBasell Industries, N.V. and UBS AG, Stamford Branch, dated as of April 8, 2010 (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.16	U.S. Security Agreement among Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and USB AG Stamford Branch, dated as of April 30, 2010. (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.17	Senior Secured Asset-Based Credit Agreement by and between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Citibank, N.A., dated as of April 8, 2010 (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.18	Security Agreement dated as of April 30, 2010 between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Citibank N.A (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.19	Master Receivables Purchase Agreement dated May 4, 2010 among Basell Sales and Marketing Company B.V., Lyondell Chemie Nederland B.V., Basell Polyolefins Collections Limited, Citicorp Trustee Company Limited and Citibank, N.A., London Branch (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to Form 10 dated July 26, 2010)
12.1	Computation of Ratio of Earnings to Fixed Charges
21.1	List of subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Form 10-K for the year ended December 31, 2010)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on the signature pages hereto)

*	We will file by amendment to this Registration Statement or as an exhibit to periodic report filed under the Securities Exchange Act of 1934 (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, depositary shares or stock purchase contracts, (iii) any required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to the Company as to certain tax matters relative to the securities offered hereby.